EXHIBIT 99.8

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-86870) and the Registration Statements on Form S-8 (No. 333-34130, No. 333-37638, No. 333-71336, No. 333-107896 and No. 333-107895) of ON Semiconductor Corporation of the following reports, all of which appear in ON Semiconductor Corporation’s Current Report on Form 8-K dated September 9, 2003:

-	Our report dated February 5, 2003 relating to the financial statement schedule of ON Semiconductor Corporation;

-	Our report dated February 5, 2003, except for Note 9 for which the date is March 3, 2003 and Note 22 for which the date is September 2, 2003, relating to the consolidated financial statements of ON Semiconductor Corporation;

-	Our report dated February 5, 2003, except for Note 8 for which the date is March 3, 2003 and Note 18 for which the date is September 2, 2003, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

-	Our report dated February 5, 2003, except for the fourth paragraph of Note 12 for which the date is March 3, 2003, relating to the consolidated financial statements of ON Semiconductor Trading, Ltd. (a wholly-owned subsidiary of ON Semiconductor Corporation);

-	Our report dated February 5, 2003, except for the third paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Malaysia Holdings Sdn. Bhd. (a wholly-owned subsidiary of ON Semiconductor Corporation); and,

-	Our report dated February 5, 2003, except for the fourth paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Philippines, Incorporated (a wholly-owned subsidiary of ON Semiconductor Corporation).

PricewaterhouseCoopers LLP

Phoenix, Arizona

September 9, 2003